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                               MULTIFAMILY NOTE

US $2,488,400                                               December 2, 1996

          FOR VALUE RECEIVED, MEADOWS LIMITED PARTNERSHIP, an Illinois limited partnership ("MAKER"), promises to pay GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("LENDER"), or order, the principal sum of Two Million Four Hundred Eighty-Eight Thousand Four Hundred Dollars ($2,488,400), together with interest thereon, as follows.

          1. DEFINITIONS. As used in this Note, the following terms shall have the meanings set forth below:

          "BUSINESS DAY" shall mean any day other than (i) a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, or (ii) any other day on which banking institutions are authorized or obligated to close in Philadelphia, Pennsylvania.

          "COMMITMENT" shall mean that certain commitment letter dated October 10, 1996 from Lender to Maker's general partner and to Apartment Investment and Management Company ("AIMCO"), as amended. The Commitment shall survive the execution and delivery of the other Loan Documents. In the event of any conflict between the terms of the Commitment and the terms of the other Loan Documents, the latter shall control.

          "DEFAULT RATE" shall mean a rate per annum equal to four percent (4%) above the then current LIBOR Rate under this Note.

          "DOLLAR", "DOLLARS" and "$" shall mean lawful money of the United States of America.

          "LIBOR RATE" shall mean with respect to each Euro-Dollar Interest Period the annual rate of interest designated as the British Banker's Association settlement rate that appears on the display on page 3750 (under the caption "USD" of the Telerate Services, Incorporated screens or such other display as may replace such page) as of 11:00 AM (London time) on the second (2nd) full Euro-Dollar Day next preceding the first day of each calendar month with respect to which interest is payable under this Note, as the rate per annum for (1) month deposits in the London interbank market; provided, however, that if no offered quotations appear on the Telerate Services, Incorporated screen or if quotations are not given on such screen for a period of time comparable to such Euro-Dollar Interest Period, then the LIBOR Rate applicable to such Euro-Dollar Interest Period shall be the rate of interest determined by Lender to be the prevailing rate per annum quoted to it at approximately 10:00 AM (Eastern time) by two (2) or more New York Euro-Dollar deposit dealers of recognized standing selected by Lender for the offering of Dollar deposits to Holder by lending banks in the London interbank market for one (1) month periods

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and in the amount approximately equal to the principal amount then owing under this Note. If more than one LIBOR Rate is reported, then the LIBOR Rate shall equal the average of such rates. Notwithstanding anything to the contrary contained in this Note, the LIBOR Rate for the period from the date hereof through and including December 31, 1996, shall be five and a half percent (5.5%).

          "EURO-DOLLAR DAY" means any business day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

          "EURO-DOLLAR INTEREST PERIOD" shall mean the period commencing on the first day of each calendar month during the term of this Note through and including the last such calendar day of such month; provided, that the first Euro-Dollar Interest Period shall commence on the date hereof.

          "EVENT OF DEFAULT" shall mean (i) a failure of Maker to pay when due principal, interest or any other charge under this Note or to otherwise comply with the terms of this Note, and (ii) a default beyond the expiration of any applicable notice and grace period under any other Loan Document.

          "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local governmental or quasi-governmental subdivision, authority or other instrumentality thereof and any entity asserting or exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "LAW" shall mean all statutes, codes, laws, ordinances, regulations, rules, policies or other federal, state, local and municipal requirements of any governmental authority, whether now or hereafter enacted or adopted, and all judgments, decrees, injunctions, writs, orders or like action of an arbitrator or other governmental authority of competent jurisdiction.

          "LOAN" shall mean the $2,488,400 loan made by Lender to Maker pursuant to the Mortgage and the Commitment and evidenced by this Note.

          "LOAN DOCUMENTS" shall mean the following documents: (i) the Commitment; (ii) this Note; (iii) the Mortgage; and (iv) all other documents or agreements arising under, related to, or made in connection with, the Loan, as such loan documents may be amended from time to time. To the extent there is any inconsistency between this Note and the Mortgage, the terms of this Note shall, to the extent permitted by Law, govern.

          "MATURITY DATE" is defined in paragraph 5 hereof.


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           "MORTGAGE" shall mean (i) that certain Multifamily Deed of Trust from Maker to Jay C. Paxton, as trustee, of even date herewith, covering certain property located in Austin, Texas, and intended to be filed for record forthwith in the Office of the County Clerk of Williamson County, Texas.

           "PERSON" shall mean any individual, for profit or not for profit corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "PRIME RATE" shall mean the interest rate per annum announced from time to time by Citibank, N.A. or its successor, as its Prime Rate. The Prime Rate may be greater or less than other interest rates charged by Citibank, N.A. to other borrowers and is not solely based or dependent upon the interest rate which Citibank, N.A. may charge any particular borrower or class of borrowers.

           "PROPERTY" shall mean the real estate defined as the "Property" in the Mortgage.

           2.   INTEREST RATES.

           (a) LIBOR RATE. The unpaid principal amount of this Note shall, subject to subparagraph 2(b) hereof, bear interest for each day at a rate per annum equal to the LIBOR Rate then in effect for such day plus two hundred fifty (250) basis points (rounded up to the nearest eighth of one percent (.125%)); provided, however, that if under paragraph 3 hereof the LIBOR Rate is not applicable, then such interest shall accrue at the Prime Rate.

           (b) DEFAULT RATE. Upon the occurrence of any Event of Default by Maker and/or after the maturity hereof (whether by acceleration or otherwise), this Note shall bear interest at the Default Rate.

           (c) CALCULATIONS. The interest rate hereunder shall (i) be calculated based on a year of 360 days and charged for the actual number of days elapsed, and (ii) change automatically from time to time, effective as of the effective date of each change in the LIBOR Rate, or the Prime Rate, as applicable.

           3.   INTEREST RATE; REIMBURSEMENT; INDEMNITY.

           (a) LIBOR UNASCERTAINABLE. If (i) on any date on which the LIBOR Rate would otherwise be set Lender shall have determined in good faith (which determination shall be conclusive) that (A) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or (B) a contingency has


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occurred which materially and adversely affects the interbank eurodollar market, or (ii) at any time Lender shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Loan has been made impracticable or unlawful by compliance by Lender in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law); then, and in any such event, Lender may notify Maker of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of Lender to charge interest to Maker at the LIBOR Rate shall be suspended until Lender shall have later notified Maker of Lender's determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

           (b) PRIME RATE. If Lender notifies Maker of a determination under subparagraph 3(a) hereof, the LIBOR Rate shall automatically be converted to the Prime Rate as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

           (c) REIMBURSEMENT FOR INCREASED COSTS OR REDUCED RETURN. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted
(i) subjects Lender to any tax or changes the basis of taxation with respect to this Note, the Commitment, the Loan or payments by Maker of principal, interest or other amounts due from Maker hereunder or thereunder (except for taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between the jurisdiction of the government or taxinq authority imposing such tax and Lender; provided, that this exclusion shall not apply to a connection arising solely from Lender having executed, delivered, performed its obligations under or received a payment under, or enforced any of the Loan Documents), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisition of funds by, Lender, (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement against assets (funded or contingent) of, or credits or commitments to extend credit extended by, Lender, or otherwise applicable to the obligations of Lender under the Commitment, or (iv) imposes upon Lender any other condition or expense with respect to this Note, the Commitment or its making,


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maintenance or funding of any part of the Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including, without limitation, loss of margin) upon Lender or, in the case of clause (iii) above, any Person controlling Lender, with respect to this Note, the Commitment or the making, maintenance or funding of any part of the Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on Lender's or such controlling Person's capital, taking into consideration Lender's or such controlling Person's policies with respect to capital adequacy) by an amount which Lender deems to be material, Lender may from time to time notify Maker of the amount determined in good faith (using any averaging and attribution methods) by Lender (which determination shall be conclusive) to be necessary to compensate Lender for such increase, reduction or imposition. Such amount shall be due and payable by Maker to Lender five (5) Business Days after such notice is given.

         4. INTEREST PAYMENT DATES. Interest hereunder shall be due and payable on the first day of the second full calendar month after the date hereof and on the first day of each calendar month thereafter. After maturity hereof (by acceleration or otherwise), interest hereunder shall be due and payable on demand.

         5. MATURITY. This Note shall mature on January 1, 1999 (the "MATURITY DATE"). On the Maturity Date the entire unpaid principal balance hereof, together with accrued interest thereon, and all other amounts due hereunder and under the other Loan Documents, shall become due and payable in full.

         6.   PREPAYMENTS/EXIT FEE.

         (a) OPTIONAL. Maker shall have the right at its option to prepay this Note in whole (but not in part, except in the case of a partial prepayment required by Lender pursuant to the Mortgage after a casualty or condemnation relating to the Property) at any time.

         (b) NOTICE OF PREPAYMENT. Maker shall give Lender not less than thirty (30) days' prior written notice of any prepayment permitted by this paragraph 6, specifying the date of prepayment, which shall be a Business Day. Such notice of prepayment having been given, on the date specified in such notice, the principal together with interest on such principal amount to such date, along with all other amounts due hereunder and under the other Loan Documents (including, without limitation, the premium described in subparagraph 6(c) hereof) shall be due and payable.


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         (c)  PREMIUM.  In the event any prepayment is made (or this Note is paid at maturity, but Lender does not facilitate the refinancing of the
Loan), Lender will suffer damages that are extremely difficult to ascertain. Accordingly, any prepayment or payment of this Note at maturity shall be accompanied by payment of an amount equal to one percent (1%) of the original principal amount of this Note (or in the case of a permitted partial prepayment, one percent (1%) of the amount being prepaid) as a prepayment or exit fee, as applicable. The parties have agreed that this premium is a reasonable estimate of Lender's damages in the event of a prepayment, or a refinancing not facilitated by Lender. Notwithstanding the foregoing, the prepayment premium set forth in this subparagraph 6(c) shall be waived (i) if Maker repays the Note solely with the proceeds of a sale of common or preferred stock by AIMCO and without using the proceeds, directly or indirectly, of any loan or other indebtedness, or (ii) if Lender facilitates the refinancing of the Loan.

         7. PAYMENTS. All payments (including, without limitation, prepayments) to be made in respect of principal, interest or other amounts due from Maker hereunder shall be payable at 12:00 Noon, Philadelphia time, on the day when due. Such payments shall be made to Lender at its office at 650 Dresher Road, P.O. Box 1015, Horsham PA 19044-8015, in Dollars, without setoff, counterclaim or other deduction of any nature. Any such payment received by Lender after 12:00 Noon, Philadelphia time, on any day shall be deemed to have been received on the next succeeding Business Day. Whenever any payment to be made under this Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. To the extent permitted by Law, after there shall have occurred an Event of Default, all amounts due hereunder and under the other Loan Documents (by acceleration or otherwise), including, without limitation, principal and interest under this Note, shall bear interest for each day until paid (before and after judgment), payable on demand, at the Default Rate.

         8. LATE CHARGE. If any installment of interest, principal, or principal and interest shall become overdue for a period in excess of ten
(10) days, a "late charge" in the amount of five percent (5%) of such overdue installment shall be paid by Maker to Lender, which "late charge" shall be payable on demand. This charge shall be in addition to, and not in lieu of, any other remedy Lender may have and is in addition to any reasonable fees and charges of any agents or attorneys which Lender is entitled to employ on any default hereunder, whether authorized herein, or by Law.


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         9.   DEFAULT.  If an Event of Default shall occur, Lender, at its option, may accelerate the indebtedness evidenced hereby and all other amounts due under the Loan Documents and may exercise the other rights and remedies provided it in the Mortgage and the other Loan Documents, as well as those it may have at law or in equity. Upon the acceleration of this Note because of an Event of Default, a tender of payment by Maker of the amount necessary to satisfy the entire indebtedness evidenced hereby made at any time shall constitute an evasion of the prepayment terms of this Note and shall be deemed a voluntary prepayment and shall entitle Lender to receive, in addition to all other amounts due Lender, the prepayment fee set forth in subparagraph 6(c) hereof.

         10. INTEREST LIMITATION. Notwithstanding anything to the contrary contained herein or in the Mortgage or any other of the Loan Documents, the effective rate of interest on the obligation evidenced by this Note shall not exceed the maximum rate of interest permitted to be paid by applicable Law. The term "maximum rate of interest permitted to be paid by applicable Law" (the "MAXIMUM RATE") shall mean the highest lawful rate of interest applicable to this Note. In determining the Maximum Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest. For purposes of determining the Maximum Rate, the Indicated Rate Ceiling specified in Texas Revised Civil Statutes, Article 5069-1.04 shall be used; however, if permitted by applicable Law, Lender may implement any ceiling under that law used to compute the rate of interest hereunder by notice to Maker as provided in such article. Notwithstanding the foregoing sentence, if Section 501 of the Depository Institutions Deregulation and Monetary Control Act of 1980 (as amended) permits a higher Maximum Rate than article 5069-1.04 or applicable Texas Law, such higher Maximum Rate shall apply to this Note.

It is expressly stipulated and agreed to be the intent of Maker and Lender at all times to comply with the applicable Law governing the Maximum Rate or amount of interest payable on or in connection with this Note and the Loan (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under the Law of the State of Texas). If the applicable Law is ever judicially interpreted so as to render usurious any amount called for under this Note or under the Mortgage or any other Loan Document or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of this Note or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable Law, then it is Maker's and Lender's express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if


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this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note, the Mortgage and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note, the Mortgage or in any of the other Documents that permits the compounding of interest, including, without limitation, any provision by which any accrued interest is added to the principal amount of this Note, the total amount of interest that Maker is obligated to pay and Lender is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e., noncompounded) interest basis at the Maximum Rate on principal amounts actually advanced to or for the account of Maker, including all current and prior advances and any advances made pursuant to the Mortgage or other Loan Documents (such as for the payment of taxes, insurance premiums and similar expenses and costs).

          11. MISCELLANEOUS. This Note is the "Note" referred to in the Mortgage. This Note is secured by and is entitled to the benefits of the Mortgage and the other Loan Documents.

          The unpaid principal amount of this Note, the unpaid interest accrued hereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of Lender, which shall be conclusive absent manifest error.

          Maker hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Mortgage and the other Loan Documents, and an action for amounts due hereunder or thereunder shall immediately accrue.

          All notices, requests, demands, directions and other communications (collectively, "NOTICES") under the provisions hereof shall be in writing unless otherwise expressly permitted hereunder, shall be sent as provided in the Mortgage and shall be


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effective as provided in the Mortgage.  Lender may rely on any notice purportedly made by or on behalf of Maker, and shall have no duty to verify the identity or authority of the person giving such notice.

         If this Note is placed in the hands of an attorney at law for collection by reason of default on the part of Maker, Maker hereby agrees to pay to Lender in addition to the sums stated above, the reasonable costs of collection, including without limitation, a reasonable sum as attorneys fees.

         This Note represents the final agreement between the parties and may not be contradicted by evidence of prior or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Note may not be amended, modified or supplemented orally.

         If any term or provision of this Note or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by Law.

         This obligation shall bind Maker and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns.

         The paragraph headings used herein are for convenience only and do not affect or modify the terms and conditions of this Note.

         From time to time, without affecting the obligation of Maker to pay the outstanding principal balance of this Note and observe the covenants of Maker contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of Maker or any guarantor, and without liability on the part of Lender, Lender may, at the option of Lender, extend the time for payment of such outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of such outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of such outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with Maker to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.


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         The remedies of Lender as provided herein, and in the other Loan
Documents shall be cumulative and concurrent, and may be pursued singly, successively or together against Maker and/or one or more of the properties that comprise the Property and/or any other property mortgaged, pledged or assigned to Lender as security for this Note, at the sole discretion of Lender, and such remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur.

         Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note or any of the other Loan Documents, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting any of the Property or any other property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution or providing for any stay of execution, exemption from civil process or extension of time for payment, as well as the right of inquisition on any real estate that may be levied upon under a judgment obtained by virtue hereof, and Maker hereby voluntarily condemns the same and authorizes the entry of such voluntary condemnation on any writ of execution issued thereon, and agrees that such real estate may be sold upon any such writ in whole or in part in any order desired by Lender.

         Lender shall not by any act of omission or commission be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by Lender, and then only to the extent specifically set forth therein; a waiver with respect to one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

         12. CHOICE OF LAW; JURISDICTION. This Note shall be governed by, interpreted, construed and enforced pursuant to and in accordance with the Laws of the State of Texas (excluding the Law applicable to conflicts or choice of Law). Notwithstanding the foregoing, Maker agrees that, at Lender's option, any controversy arising under or in relation to this Note or any other Loan Documents shall be litigated in the Commonwealth of Pennsylvania. At Lender's option, the Court of Common Pleas for Montgomery County, Pennsylvania and the federal court for the Eastern District of Pennsylvania, shall have jurisdiction over all controversies which may arise under or in relation to this Note, including without limitation those controversies relating to the execution, jurisdiction, breach, enforcement or compliance with this Note or any other issue arising under, related to, or in connection with any of the other Loan Documents. Maker irrevocably consents to service, jurisdiction, and venue of such courts for any litigation arising from this Note or any of the other Loan Documents, and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. Nothing contained herein, however, shall prevent


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Lender from bringing any suit, action or proceeding or exercising any rights against Maker and/or against the Property in any other jurisdiction. Initiating such suit, action or proceeding or taking such action in any other jurisdiction shall in no event constitute a waiver of the agreement contained herein that the Laws of the State of Texas shall govern the rights and obligations of Maker and Lender as provided herein or the submission herein by Maker to personal jurisdiction within the Commonwealth of Pennsylvania. The foregoing provisions were knowingly, willingly, and voluntarily agreed to by Maker upon consultation with independent counsel selected by Maker.

          13. LIABILITY. Maker's liability under this Note is subject to the limitations (and exceptions to those limitations) contained in the Mortgage and in the Exceptions to Non-Recourse Guaranty from AIMCO to Lender of even date herewith.

          IN WITNESS WHEREOF, Maker, intending to be legally bound, has duly executed and delivered this Note as of the date first above written.


                            MEADOWS LIMITED PARTNERSHIP, an Illinois limited partnership



                                 By:  AIMCO LT, L.P., a Delaware limited
                                      partnership, its general partner

                                      By:  AIMCO HOLDINGS, L.P., a
                                           Delaware limited partnership,
                                           its general partner

                                           By:  AIMCO HOLDINGS QRS, INC.,
                                                a Delaware corporation,
                                                its general partner

                                           By:  /s/ H. Alcock
                                              ____________________________

                                           Name:   Harry Alcock
                                                __________________________

                                            Title: VP
                                                  ________________________



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